                           SCHEDULE 14(A) INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement                [ ] Confidential, for Use of
[ ] Definitive Additional Materials               the Commission only (as
[ ] Soliciting Material Under Rule 14a-12         permitted by Rule 14a-6(e)(2))


                             MERCATOR SOFTWARE, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)   Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

    2)   Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

    4)   Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

    5)   Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

         -----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:

         -----------------------------------------------------------------------

    2)   Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

    3)   Filing Party:

         -----------------------------------------------------------------------

    4)   Date Filed:

         -----------------------------------------------------------------------

                 As filed with the Commission on March 27, 2003

                             MERCATOR SOFTWARE, INC.

                                 45 DANBURY ROAD
                            WILTON, CONNECTICUT 06897

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 2003

                                ----------------

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mercator Software, Inc. ("Mercator" or the "Company") will be held at the __________________, located at _______________________, on Wednesday, May 14,
2003, at 9:00 a.m. Eastern Time.

     At the meeting, you will be asked to consider and vote upon the following matters:

     1. The election of seven directors of the Company, each to serve until Mercator's next Annual Meeting of Stockholders and until his or her successor has been elected and qualified. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES ON THE ENCLOSED WHITE PROXY CARD. WE URGE YOU NOT TO VOTE FOR ANY INDIVIDUALS THAT MAY BE NOMINATED BY SSH/BROKEN ARROW AND NOT TO EXECUTE ANY PROXY CARD OTHER THAN A WHITE CARD.

     2. A proposal to ratify the selection of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2003. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. You may examine a list of the stockholders of record as of the close business on April 7, 2003 for any purpose germane to the Meeting during the ten-day period preceding the date of the Meeting at Mercator's offices, located at 45 Danbury Road, Wilton, Connecticut 06897.

     THIS ANNUAL MEETING IS OF PARTICULAR IMPORTANCE TO ALL STOCKHOLDERS OF THE COMPANY BECAUSE OF THE ATTEMPT OF SSH/BROKEN ARROW TO TAKE OVER YOUR BOARD. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE REQUESTED TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON THE ATTACHED WHITE PROXY CARD, OR BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

     THE BOARD ALSO URGES YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY SSH/BROKEN ARROW. YOU CAN REVOKE ANY SSH/BROKEN ARROW PROXY CARD YOU HAVE PREVIOUSLY SIGNED BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

     If you hold your shares through a broker or other nominee, proof of ownership will be accepted by the Company only if you bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your share ownership in the Company as of April 7, 2003.

     IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE VOTING, PLEASE CONTACT THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES, D.F. KING & CO., INC. TOLL FREE AT (800) 431-9642 (IN THE UNITED STATES) OR (212) 269-5100 (COLLECT, FOR INTERNATIONAL CALLS).

                                        By Order of the Board of Directors


                                        David L. Goret
                                        Secretary

Wilton, Connecticut
April   , 2003

                             MERCATOR SOFTWARE, INC.
                                 45 DANBURY ROAD
                            WILTON, CONNECTICUT 06897

                                -----------------
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 2003
                                -----------------

     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Mercator Software, Inc., a Delaware corporation (the "Company" or "Mercator"), for use at the Annual Meeting of Stockholders of the Company to be held at the _______________, located at ____________________________, on
Wednesday, May 14, 2003, at 9:00 a.m. Eastern Time and any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April , 2003. The Company's Annual Report on Form 10-K for the year ended December 31, 2002, which is not part of the proxy soliciting materials, is enclosed. Only holders of record of the Company's common stock at the close of business on the record date for the Meeting, which is April 7, 2003, will be entitled to vote at the Meeting. A majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Meeting. At the close of business on the record date, the Company had __,___,___ shares of common stock outstanding and entitled to vote.

                                THE PROXY CONTEST

     A group called Strategic Software Holdings, LLC/Broken Arrow I, L.P. ("SSH/Broken Arrow") is seeking to take control of the Company's Board of Directors. SSH/Broken Arrow contends that "the current board has steered the Company into a precarious situation." SSH/Broken Arrow has taken this hostile action even though Mercator's operating performance during 2002 exceeded that of its peer group in nearly every category. In fact, during the year, when the economy in general and the IT industry in particular suffered severe setbacks, the Company significantly reduced its cost structure and simultaneously improved service to customers and partners and made significant progress toward returning to profitability. Although Mercator's revenue declined 13% in 2002, its net loss decreased by 29% (excluding goodwill amortization) and its revenues per employee increased 21%. Additionally, a reduced cost structure, the completion of a new credit facility, a deferred revenue balance at year-end of $24.5 million -- Mercator's largest ever -- and the introduction of new Industry-Ready Integration Solutions within each of the market segments on which we focus, all served to strengthen Mercator's position for 2003.

     Your Board is soliciting votes on the WHITE proxy card FOR the election of the Company's nominees. We unanimously oppose SSH/Broken Arrow's solicitation and urge you NOT to sign any BLUE proxy card sent to you by SSH/Broken Arrow.

     Your Board and management are, in our view, in the best position to enhance stockholder value, because of their significant management and board experience at technology and other companies, as described below under "Proposal 1 -- Election of Directors -- Nominees" and "-- Compensation and Other Information Concerning Executive Officers and Directors -- Executive Officers." Your Board and management also have a significant investment in the Company (which gives them a personal stake in enhancing stockholder value), as described below under "Security Ownership of Certain Beneficial Owners and Management."

     The nominees of SSH/Broken Arrow have limited, if any, investment in the Company, certainly a more limited investment than that of Mercator's executive officers and directors as a group. Additionally, SSH/Broken Arrow's proxy materials do not state that they have extensive relevant industry experience. Although we recognize that, if elected, these nominees would have fiduciary obligations to all stockholders, we believe that, due to their inexperience and limited familiarity with Mercator, they may give significant consideration to the opinions and advice of SSH/Broken Arrow rather than concentrate on optimizing value for all stockholders.

BACKGROUND - WHO IS SSH/BROKEN ARROW?

     On November 29, 2002, SSH/Broken Arrow disclosed that it had acquired, through various affiliates, 5.8% of the Company's outstanding shares of common stock. Immediately after acquiring the foregoing shares, SSH/Broken Arrow represented that it had acquired the shares for the purpose of obtaining a significant equity position in Mercator, and that it considered the shares to be an attractive investment at the price levels at which it acquired them. Since that time, SSH/Broken Arrow has disclosed that it has sold stock, and it presently owns 4.7% of Mercator's outstanding shares of common stock.

     The nominees of SSH/Broken Arrow have limited, if any, investment in the Company as opposed to your Board that controls 5,982,524 shares, or 15.4% of the total. Additionally, the proxy materials of SSH/Broken Arrow indicate that their nominees do not have the extensive industry experience of your Board and executive officers.

     Although the proxy materials of SSH/Broken Arrow state that its interest is to "restore shareholder value," SSH/Broken Arrow has carefully crafted its language such that there is no legal obligation for its nominees to take any action to achieve this goal. On March 14, 2003, SSH/Broken Arrow formally notified the Company of its intention to commence a proxy contest to replace all seven of the Company's directors. Subsequently, on March 18, 2003, Michael J. Turillo, Jr, a nominee put forth by SSH/Broken Arrow, abruptly resigned as an SSH/Broken Arrow nominee. SSH/Broken Arrow is now currently seeking to place six of seven Company nominated directors. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE THE "WHITE" PROXY CARD TODAY. DO NOT SEND BACK THE "BLUE" PROXY CARD EVEN AS A VOTE OF PROTEST!

YOUR BOARD AND MANAGEMENT ARE HIGHLY QUALIFIED

     Your Board and management have significant industry experience, first-hand knowledge of the Company's strategy, operations, technology and personnel, and a demonstrated history of operating the Company in a very difficult environment. We believe that the existing Board and executive officers of Mercator have superior board and management experience at technology and other companies. The experience of your Board and executive officers is summarized below under "Proposal 1 -- Election of Directors -- Nominees" and "-- Compensation and Other Information Concerning Executive Officers and Directors -- Executive Officers." In contrast, based on the proxy materials provided by SSH/Broken Arrow, their nominees do not appear to have any experience in the business segment in which we are engaged. Your Board and management have adopted a long-term business strategy that has led to development of leading-edge technology and products, as well as customer commitments from leading global companies.

     Because of the superior knowledge, experience and demonstrated track record of your Board and management, we believe your Board and management are better qualified to operate the Company in order to enhance value for all stockholders.

     Your Board and management want to act in the best interest of all stockholders and take your concerns very seriously. PLEASE VOTE THE "WHITE" PROXY CARD TODAY!

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

HOW DO I VOTE IN PERSON?

     If you owned shares of the Company's common stock on the record date, April 7, 2003, you may attend the 2003 Annual Meeting and vote in person. If you are not the record holder of your shares, please refer to the discussion following the question "What if I am not the record holder of my shares?". If you hold your shares in the name of a bank or broker, you will not be able to vote in person at the Annual Meeting, unless you have previously specially requested and obtained a "legal proxy" from your bank or broker and present it at the Annual Meeting.

HOW DO I VOTE BY PROXY?

     To vote by proxy, you should complete, sign and date the enclosed WHITE proxy card and return it promptly in the enclosed postage-paid envelope. To be able to vote your shares in accordance with your instructions at the 2003 Annual Meeting, we must receive your proxy as soon as possible but in any event prior to the Annual Meeting.

WHAT IF I AM NOT THE RECORD HOLDER OF MY SHARES?

     If your shares are held in the name of a brokerage firm, bank nominee or other institution ("Custodian"), only it can give a proxy with respect to your shares. You may have received either a blank, executed proxy card from your Custodian (which you can complete and send directly to the Company) or an instruction card (which you can complete and return to the Custodian to direct its voting of your shares). If your Custodian has not sent you either a blank, executed proxy card or an instruction card, you may contact the Custodian directly to provide it with instructions. If you need assistance, please contact our solicitor, D.F. King & Co., Inc., toll-free at (800) 431-9642 (in the United States) or (212) 269-5100 (collect, for international calls).

     If your shares are held in the name of a Custodian, and you want to vote in person at the 2003 Annual Meeting, you may request a document called a "legal proxy" from the Custodian and bring it to the 2003 Annual Meeting. If you need assistance, please contact our solicitor, D.F. King & Co., Inc., toll-free at
(800) 431-9642 (in the United States) or (212) 269-5100 (collect, for international calls).

WHAT SHOULD I DO IF I RECEIVE A BLUE PROXY CARD?

     Proxies on the blue proxy card are being solicited by SSH/Broken Arrow. If you submit a proxy to us by signing and returning the enclosed WHITE proxy card, DO NOT SIGN OR RETURN THE BLUE PROXY CARD or follow any voting instructions provided by SSH/Broken Arrow unless you intend to change your vote, because only your latest-dated proxy will be counted.

     If you have already sent a BLUE proxy card to SSH/Broken Arrow, you may revoke it and provide your support to the Company's nominees by signing, dating and returning the enclosed WHITE proxy card.

WHAT IF I WANT TO REVOKE MY PROXY?

     If you give a proxy, you may revoke it at any time before it is voted on your behalf. You may do so in three ways:

     - By delivering a later-dated proxy to either our proxy solicitor, D.F. King & Co., Inc., or our secretary; or

     - By delivering a written notice of revocation to either our proxy solicitor or our secretary; or

     -    By voting in person at the 2003 Annual Meeting.

IF I PLAN TO ATTEND THE 2003 ANNUAL MEETING, SHOULD I STILL SUBMIT A PROXY?

     Whether you plan to attend the 2003 Annual Meeting or not, we urge you to submit a WHITE proxy card. Returning the enclosed WHITE proxy card will not affect your right to attend the 2003 Annual Meeting and vote.

WHO CAN VOTE?

     You are eligible to vote or to execute a proxy only if you owned shares of the Company's common stock on the record date for the 2003 Annual Meeting, April 7, 2003. Even if you sell your shares after the record date, you will retain the right to execute a proxy in connection with the 2003 Annual Meeting. It is important that you grant a proxy regarding shares you held on the record date, or vote those shares in person, even if you no longer own those shares. At the close of business on April 7, 2003, _______ shares of the Company's common stock were entitled to vote.

HOW MANY VOTES DO I HAVE?

     With respect to each matter to be considered at the 2003 Annual Meeting, each stockholder will have one vote for each share of the Company's common stock held by it on the record date. The Company has no outstanding voting securities other than its common stock.

HOW WILL MY SHARES BE VOTED?

     If you give a proxy on the accompanying WHITE proxy card, your shares will be voted as you direct. If you submit a proxy to us without instructions, our representatives will vote your shares in favor of our nominees. Submitting a WHITE proxy card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that may arise at the 2003 Annual Meeting.

     Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the record date by the person who submitted it.

WHAT IS A QUORUM AND WHY IS IT NECESSARY?

     Conducting business at the 2003 Annual Meeting requires a quorum. For a quorum to exist, stockholders representing a majority of the votes eligible to be cast must be present in person or represented by proxy. Under the Delaware General Corporation Law, the Company's certificate of incorporation and By-laws, abstentions and broker non-votes are treated as present for purposes of determining whether a quorum exists.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AND HOW WILL VOTES BE COUNTED?

     If a quorum is present, directors will be elected by a plurality of the votes cast. This means that the seven nominees receiving the highest number of votes will be elected as directors. Accordingly, abstentions and broker non-votes do not have the effect of a vote against the election of any nominees. Stockholders do not have the right to cumulate their votes.

     Each proposal other than the election of directors will be adopted if a majority of the shares represented at the meeting and entitled to vote on the proposal are voted in its favor. Accordingly, abstentions on each such proposal will have the same effect as a vote against the proposal. Broker non-votes will not have any effect on any such proposal.

HOW CAN I RECEIVE MORE INFORMATION?

     If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please call D.F. King & Co., Inc., toll-free at (800) 431-9642 (in the United States) or (212) 269-5550 (collect, for international calls).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of Mercator common stock as of April 7, 2003 by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each director and nominee; (iii) each of the named executive officers of the Company listed in the table under the caption "Executive Compensation"; (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them; and (v) SSH/Broken Arrow.

                                                      AMOUNT AND NATURE OF             PERCENT OF OUTSTANDING
    NAME AND ADDRESS OF BENEFICIAL OWNER (1)          BENEFICIAL OWNERSHIP                COMMON STOCK (2)
    ----------------------------------------          --------------------                ----------------
Ernest E. Keet..................................       1,666,867 (3)                        4.7%
Roy C. King.....................................       1,019,276 (4)                        2.8%
Constance F. Galley.............................         963,304 (5)                        2.7%
James P. Schadt.................................         598,457 (6)                        1.7%
Kenneth J. Hall.................................         408,486 (7)                        1.1%
David S. Linthicum..............................         339,979 (8)                        *
Mark W. Register................................         234,706 (9)                        *
Jill M. Donohoe.................................         201,557 (10)                       *
Dennis G. Sisco.................................         110,000 (11)                       *
Mark C. Stevens.................................          60,000 (12)                       *
Michael E. Lehman...............................          37,500 (13)                       *
Robert J. Farrell...............................              --                           --
Michael E. Wheeler..............................              --                           --
All executive officers and directors as a group
   (17 persons).................................       5,982,524 (14)                      15.4%
Strategic Software Holdings, LLC................       1,672,500 (15)                       4.8%
Charter Oak Partners, L.P.......................       1,000,000 (15)                       2.8%

--------------------
*    Less than 1%
(1) Except as otherwise noted, the address of record is c/o Mercator Software, Inc., 45 Danbury Road, Wilton, CT 06897.
(2) Based upon a total of (i) 35,143,082 shares of common stock outstanding as of March 25, 2003, and (ii) shares of common stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days of April 7, 2003. Shares of common stock subject to options that are exercisable within 60 days of April 7, 2003 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3) Consists of 98,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003 held by Ernest
     E. Keet, 250,000 shares of common stock held of record by Vanguard Atlantic Ltd. ("Vanguard"), 284,884 shares of common stock held of record by the Ernest E. & Nancy R. Keet Foundation, 413,761 shares of common stock held of record by the Ernest E. Keet Grantor Retained Annuity Trust, 499,136 shares of common stock held of record by the Ernest E. & Nancy R. Keet Family Trust, and 121,086 shares of common stock held of record by Mr. Keet. Mr. Keet exercises voting and investment power with respect to the shares held by the Ernest E. & Nancy R. Keet Foundation, the Ernest E. Keet Grantor Retained Annuity Trust, and the Ernest E. & Nancy R. Keet Family Trust. Mr. Keet is the President of Vanguard and exercises voting and investment power with respect to its shares of the Company's common stock and may be deemed to beneficially own the shares owned by such entity. Mr. Keet disclaims beneficial ownership of the shares held by Vanguard, the Ernest E. & Nancy R. Keet Foundation, the Ernest E. & Nancy R. Keet Family Trust, and by the Ernest E. Keet Grantor Retained Annuity Trust, except to the extent of his pecuniary interest therein. The address of Mr. Keet is c/o Vanguard, P.O. Box 1360, Saranac Lake, NY 12983.
(4) Consists of 931,249 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003 and 88,027 shares of common stock held of record by Mr. King.

(5) Includes 432,500 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003, and 523,804 shares of common stock held of record by Ms. Galley. Also includes 7,000 shares of common stock owned by Ms. Galley's husband, Richard Galley, with respect to which Ms. Galley disclaims beneficial ownership.
(6) Includes 543,500 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003 and 47,957 shares of common stock held of record by Mr. Schadt. Also includes 7,000 shares of common stock held by Mr. Schadt's wife, Barbara Schadt, with respect to which Mr. Schadt disclaims beneficial ownership.
(7) Consists of 382,353 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003 and 26,133 shares of common stock held of record by Mr. Hall.
(8) Consists of 332,693 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003 and 7,286 shares of common stock held of record by Mr. Linthicum.
(9) Consists of 223,669 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003 and 11,037 shares of common stock held of record by Mr. Register.
(10) Consists of 201,557 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003.
(11) Consists of 95,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003 and 15,000 shares of common stock held of record by Mr. Sisco.
(12) Consists of 59,500 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003 and 500 shares of common stock held of record by The Stevens-Murphy Living Trust, of which Mr. Stevens and his wife are Trustees.
(13) Consists of 17,500 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003, and 20,000 shares of common stock held of record by Mr. Lehman.
(14) Includes an aggregate of 3,647,317 shares of common stock subject to options currently exercisable or exercisable within 60 days of April 7, 2003.
(15) Pursuant to Schedule 13D, Amendment No. 2, filed with the Securities and Exchange Commission on March 14, 2003, Strategic Software Holdings, LLC ("SSH"), on behalf of Broken Arrow I, L.P. ("Broken Arrow"), owns 1,672,500 shares of common stock. Bienvenu Management, LLC ("Bienvenu Management") does not directly own any shares of common stock, but as the manager of SSH/Broken Arrow, it may be deemed to be a beneficial owner of 1,672,500 shares of common stock. Messrs. Bienvenu and Dennedy, as the sole members of Bienvenu Management, direct the operations of Bienvenu Management. Neither Mr. Bienvenu nor Mr. Dennedy directly owns any shares of common stock. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each may be deemed to beneficially own the shares deemed beneficially owned by Bienvenu Management. Empire Capital Partners, L.P. ("Empire Capital") does not directly own any shares of common stock but because it has a majority ownership interest in Broken Arrow, Empire Capital may be deemed to be a beneficial owner of 1,672,500 shares of common stock. Empire GP, L.L.C. ("Empire GP"), as the general partner of Empire Capital, may be deemed to be the beneficial owner of 1,672,500 shares of common stock. Empire GP, as an affiliate of Empire Capital Management, L.L.C. ("Empire Capital Management"), may be deemed to be the beneficial owner of an additional 1,000,000 shares of common stock. Messrs. Fine and Richards, as the sole members of Empire GP, direct the operations of Empire GP. Neither Mr. Fine nor Mr. Richards directly owns any shares of common stock. By reason of the provisions of Rule 13d-3 of the Exchange Act, each may be deemed to beneficially own the shares deemed beneficially owned by Empire Capital and Empire GP. Charter Oak Partners, L.P. ("Charter Oak") beneficially owns 1,000,000 shares of common stock. Pursuant to its discretionary investment management agreement with Charter Oak, Empire Capital Management has the power to vote or direct the vote and the power to dispose or direct the disposition of 1,000,000 shares of common stock. Empire Capital Management, as an affiliate of Empire GP, may be deemed to be the beneficial owner of an additional 1,672,500 shares of common stock. Messrs. Fine and Richards, as the managing members of Empire Capital Management, each may be deemed to beneficially own the shares deemed beneficially owned by Empire Capital Management. The address of Broken Arrow, SSH, Bienvenu Management, Mr. Bienvenu and Mr. Dennedy is 1465 East Post Road, 2nd Floor, Westport, CT 06880. The address of Empire Capital, Empire GP, Empire Capital Management, Mr. Fine and Mr. Richards is 1 Gorham Island, Westport, CT 06880. The address of Charter Oak is 10 Wright Street, Building B, 4th Floor, Westport, CT 06880.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Board currently consists of seven directors, all of whom are nominated for election at the Meeting. Each director will be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until such director's earlier resignation, death or removal.

     Shares represented by the accompanying WHITE proxy will be voted "for" the election of the seven nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that any nominee for any reason is unable to or will not serve, the proxies may be voted for such substitute nominee as the proxy holders may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

     Directors will be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote in the election of directors. The seven nominees for election of directors who receive the greatest number of votes cast for the election of directors at the meeting will become directors at the conclusion of the tabulation of votes.

           THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
                         FOLLOWING NOMINATED DIRECTORS.

NOMINEES

     The names of the nominees, each of whom is currently a director of the Company, and certain information about them, are set forth below:

NAME OF DIRECTOR                    AGE    PRINCIPAL OCCUPATION                               DIRECTOR SINCE
----------------                    ---    --------------------                               --------------
Constance F. Galley                  61    Retired Chief Executive Officer & President,            1985
                                           Mercator Software Inc. and Consultant
Ernest E. Keet (1)                   62    President, Vanguard Atlantic Ltd.                       1985
Roy C. King                          49    Chairman of the Board of Directors, Chief               2001
                                           Executive Officer & President
Michael E. Lehman (1)                52    Financial Consultant                                    2002
James P. Schadt (2)                  64    Vice Chairman of the Board of Directors                 1998
Dennis G. Sisco (1)(2)(3)            56    Partner, Behrman Capital                                1990
Mark C. Stevens (2)(3)               43    Consultant                                              2000

--------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee
(3)  Member of the Stock Option Committee

     Constance F. Galley has served as a Director of Mercator since April 1985. From April 1985 until her retirement in November 2000, Ms. Galley was Chief Executive Officer & President of the Company. Since November 2000, Ms. Galley has been an independent consultant. Ms. Galley has over 30 years' experience in the software industry, including technical and management positions at IBM and Dun & Bradstreet. Ms. Galley received a BA from Duke University.

     Ernest E. Keet has served as a Director of Mercator since April 1985. Mr. Keet has been the President and a Director of Vanguard Atlantic Ltd., a venture capital firm, since September 1984. Mr. Keet is a Director of Axolotl Corp. (formerly AccentHealth) and serves on the boards of Engenia Software Inc., Cinemetrix Inc., ALARA

Inc., Extenex Inc., the Trudeau Institute, and the Charles Babbage Foundation. Mr. Keet received a BME from Cornell University and an MS from New York University.

     Roy C. King was elected Chief Executive Officer, President and a Director of Mercator in January 2001 and Chairman of the Board in March 2001. Prior to joining Mercator, Mr. King was President and CEO of Immedient Corporation, an e-business solutions company, from May 2000 through November 2000. He previously spent seven years at IBM, a multinational computer hardware and software company, most recently serving as its General Manager, Consulting and Integration Services, Europe, Middle East and Africa. Mr. King received a BS from Iowa State University and an MBA from Harvard University.

     Michael E. Lehman has served as a Director of Mercator since April 2002. Mr. Lehman has been an independent financial consultant since July 2002. From July 1999 to July 2002, Mr. Lehman was Executive Vice President, Corporate Resources and Chief Financial Officer of Sun Microsystems, Inc. and he served as Vice President, Corporate Resources and Chief Financial Officer of Sun Microsystems, Inc. from January 1998 to July 2000. Mr. Lehman serves on the Boards of Sun Microsystems, Inc., Net IQ, MGIC, and Echelon, Inc. Mr. Lehman received a BBA from University of Wisconsin.

     James P. Schadt served as interim Chief Executive Officer of the Company from November 2000 until January 2001. Mr. Schadt has served as a Director of Mercator since August 1998 and was Chairman of the Board from August 2000 until March 2001. He has been Vice Chairman since March 2001. Mr. Schadt served as the Chairman of Dailey Capital Management, L.P. from December 1998 until January 2002. From July 1994 until his retirement in August 1997, Mr. Schadt was the Chief Executive Officer of Readers Digest Association, Inc. Mr. Schadt received a BA from Northwestern University.

     Dennis G. Sisco has served as a Director of Mercator since January 1990. Since January 1998, he has been a partner of Behrman Capital, a private equity investment firm with more than $1.1 billion in assets under management. Previously Mr. Sisco served as EVP of Dun & Bradstreet and one of its successor entities, Cognizant Corporation. He also serves as a Director of Gartner Inc. and several private companies. Mr. Sisco received a BA from McDaniel College and is a member of the McDaniel College Board of Trustees.

     Mark C. Stevens has served as a Director of Mercator since October 2000. Mr. Stevens has been an independent consultant since August 2001. From January 1999 to August 2001, Mr. Stevens was Executive Vice President, Business Development of At Home Corporation, where he was responsible for leading the company's business and corporate development activities. At Home Corporation filed for bankruptcy protection under Chapter 11 of the Federal bankruptcy laws in November 2001. From June 1990 to January 1999, Mr. Stevens was a partner with the law firm of Fenwick & West. Mr. Stevens received a BS from Santa Clara University and a JD from Northwestern University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     BOARD OF DIRECTORS

     The Board of Directors has standing Audit, Compensation and Stock Option Committees. The Board of Directors does not have a nominating committee or a committee performing similar functions, but has in the past performed such functions itself.

     During 2002, the Board met nine times. Diane Baker, who resigned as a director on February 13, 2002, attended no meetings during 2002.

     AUDIT COMMITTEE

     The Audit Committee is comprised of Messrs. Lehman (Chairman), Keet and Sisco, all of whom are independent (as independence is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules). The Audit Committee met 10 times during 2002. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the

Company's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by the Company's independent accountants; reviews the fairness of any proposed transaction between the Company and any officer, director or other affiliate of the Company (other than transactions subject to the review of the Compensation Committee), and after such review, makes recommendations to the full Board; and performs such further functions as may be required by the Nasdaq National Market, on which the Company's common stock is listed.

     Ms. Baker, Chairperson of the Audit Committee in 2001, resigned from the Board and the Audit Committee in February 2002. Accordingly, in view of the Company's need for an immediate replacement for Ms. Baker and its inability to locate a new Audit Committee member on short notice, and under such limited and exceptional circumstances, the Board appointed Mr. Schadt as interim Chairman of the Audit Committee for the period from February 2002 until April 2002 based on his knowledge and experience in financial matters. Mr. Schadt is not "independent" as that term is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules because he was employed by the Company as Chairman of the Board and interim Chief Executive Officer within the past three years. Mr. Schadt acted as interim Chairman of the Audit Committee from February 2002 until April 2002, when he resigned from the Audit Committee. In April 2002, the Board elected Michael E. Lehman as a Director and as Chairman of the Audit Committee to replace Mr. Schadt.

     COMPENSATION COMMITTEE

     Messrs. Schadt (Chairman), Sisco and Stevens comprise the Compensation Committee. During 2002, the Compensation Committee met eight times. The Compensation Committee recommends compensation for officers and key employees of the Company.

     STOCK OPTION COMMITTEE

     Messrs. Stevens (Chairman) and Sisco comprise the Stock Option Committee. Messrs. Stevens and Sisco are non-employee directors within the meaning of
Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and Messrs. Stevens and Sisco are "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Neither of the members of the Stock Option Committee has any interlocking relationships as defined by the Securities and Exchange Commission ("SEC"). During 2002, the Stock Option Committee met four times. The Stock Option Committee is authorized to administer the Company's equity compensation plans (other than the 1997 Directors Stock Option Plan) including granting stock options and awarding restricted stock and stock bonuses pursuant to such plans. The President/Chief Executive Officer has been delegated authority to grant limited stock options to persons who are not subject to Section 16 of the Exchange Act.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is presently comprised of Messrs. Lehman, Keet and Sisco, all of whom have been determined to be independent as defined by the Nasdaq Marketplace Rules. None of the members of the Audit Committee have a relationship with the Company or its subsidiaries, which would interfere with that Audit Committee member's exercise of independent judgment in carrying out the responsibility of a director. In 2001, the Audit Committee adopted a written charter which has been approved by the Board of Directors and was set forth as an exhibit to the Company's proxy statement for the 2001 Annual Meeting of Stockholders. That charter is currently in effect. The Audit Committee has fulfilled its responsibilities and duties as set forth in the written charter.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP ("KPMG"), the Company's independent accountants for 2002, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States of America.

     The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee has received from KPMG the written disclosures and the letter required by Independence Standards

Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Audit Committee discussed and affirmed the independence of KPMG from management and the Company. The Audit Committee has received the reports of the Chief Executive Officer and the Chief Financial Officer relating to their evaluation of the Company's internal controls. The Audit Committee also considered whether KPMG's provision of non-audit services (including those services included under the caption "All Other Fees") is compatible with maintaining KPMG's independence.

     Based on the review and discussions referred to above, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2002 and that KPMG be appointed independent accountants for the Company for 2003.

     This report is provided by the following directors who constitute the Audit
Committee:

                           Michael E. Lehman, Chairman
                                 Ernest E. Keet
                                 Dennis G. Sisco

INDEPENDENT ACCOUNTANTS FEES

     In addition to retaining KPMG to audit the Company's consolidated financial statements for 2002, the Company retained KPMG to provide various non-audit services in 2002, and expects to continue to do so in the future. The aggregate fees billed for professional services by KPMG in 2002 for these various services were:

     Audit Fees: $613,000 for professional services rendered for the audit of the Company's consolidated financial statements for 2002 and the quarterly reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2002.

     Financial Information Systems Design and Implementation Fees: $0.

     All Other Fees: $388,000 for tax services including tax return preparation and tax planning, and $125,000 primarily for the audit of the Company's 401(k) benefit plan and other accounting advice and assistance.

     Although the Company expects to continue to retain KPMG for audit and other services, the Company's managers are responsible for establishing and maintaining the Company's system of internal accounting controls.

                          COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board (the "Compensation Committee") oversees Mercator's executive compensation program. The Compensation Committee has three members: James P. Schadt, Chairman, Dennis G. Sisco and Mark C. Stevens. Messrs. Sisco and Stevens are non-employee directors within the meaning of Section 16 of the Exchange Act, and are "outside directors" within the meaning of Section 162(m) of the Code. None of the members of the Compensation Committee has any interlocking relationships as defined by the SEC.

GENERAL COMPENSATION PHILOSOPHY

     The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its responsibilities of establishing the general compensation policy of the Company by (i) reviewing base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and key employees of the Company, and (ii) overseeing the Company's incentive and equity plans together with the Company's Stock Option Committee. The Compensation Committee typically reviews base salary levels and target bonuses for the CEO and other executive officers and key employees of the Company at or about the beginning of each year, based on input from, and information compiled by, management. In addition to their base salaries, the Company's executive officers, including the CEO, and key employees, are each eligible to receive a cash bonus pursuant to a management incentive plan and are entitled to participate in the 1997 Equity Incentive Plan.

     The Company's compensation policy for executive officers and key employees is to relate compensation directly to corporate performance and stockholder value. The Compensation Committee establishes the Company's compensation policies applicable to the executive officers and key employees, including the CEO, and evaluates the performance of such persons. The Compensation Committee has adopted the following guidelines for compensation decisions:

     o Provide a competitive total compensation package that enables the Company to attract and retain key executive talent;

     o Align all pay programs with the Company's annual and long-term business strategies and objectives; and

     o Provide variable compensation opportunities that are directly linked to the performance of the Company and that link executive reward to stockholder return.

     The Company's compensation policy relates a portion of each individual's total compensation to Company-wide and individual objectives based on corporate performance goals set forth at the beginning of the year.

     The base salaries and incentive compensation of the executive officers are determined by the Compensation Committee, and stock option grants to executive officers are determined by the Stock Option Committee, in part by reviewing data on prevailing compensation practices in companies with whom the Company competes for executive talent, and by evaluating such information in connection with the Company's corporate goals. In certain extraordinary circumstances, the Compensation Committee may review and make recommendations with respect to stock options. In order to determine base salary, target bonuses and total target cash compensation, the Compensation Committee, in consultation with management, also reviews general market conditions, compensation history of the candidate, and compares the compensation of the Company's executive officers and key employees with the compensation packages of similarly situated executives and employees at comparable companies.

2002 EXECUTIVE COMPENSATION

     BASE SALARY

     In order to evaluate Mercator's competitive position in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by other software companies that we believe to be in our peer group, including companies such as SeeBeyond Technology Corporation, Tibco Software Inc., Vitria Technology, Inc., and Webmethods, Inc. With respect to our corporate executive officers, other than the CEO, the Compensation Committee also has considered each executive's scope of responsibility, performance, prior experience and salary history. The Compensation Committee targeted above the mid-market level of the industry competitive base salary range, linking a significant portion of these executives' total compensation to an annual bonus. See "Incentive Awards" below. The Committee also emphasizes longer-term compensation incentives for these executives as it believes that these longer-term incentives help motivate the executives to better achieve the Company's corporate performance goals, thereby more directly contributing to stockholder value.

     INCENTIVE AWARDS

     In 2002, unless covered by an employment agreement, senior level managers of the Company, including executive officers, were eligible to receive an annual bonus based upon (i) the financial goals of the Company, as determined by the Compensation Committee, and (ii) the employee's achievement of other corporate objectives as determined by the Compensation Committee. The Compensation Committee has the discretion to determine the individuals who are to receive bonuses, the amount of the bonus and the weighting between the Company's financial goals and other corporate objectives when determining an individual's bonus. Beginning in 2003, 50% of the target bonus is eligible to be paid on a quarterly basis.

     LONG-TERM INCENTIVE AWARDS

     The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of management and the Company's stockholders by focusing employees and management on increasing stockholder value. Stock options generally have value only if the price of the Company's stock increases above the fair market value on the grant date and the option grantee remains in the Company's employ for the period required for the shares to vest.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee, together with the Board of Directors, will also subjectively evaluate the level of performance of the CEO to determine current and future appropriate base pay levels. For the CEO, the Compensation Committee has in prior years targeted above the mid-market level of the base salary range determined by its aforementioned competitive analysis, and has given significant emphasis to annual bonus and longer-term incentives for Mr. King's total compensation package. For fiscal year 2002, Mr. King's base salary was $400,000. Total compensation paid in 2002 was $410,192 in salary and $200,000 in bonus, with additional compensation in the form of long-term incentive awards as described above. The additional $10,192 in salary was due to a payroll change from bi-weekly to semi-monthly resulting in an additional payroll for all employees for the period from December 21, 2002 to December 31, 2002.

     Mr. King's arrangements were determined in a manner consistent with the factors described above for all executive officers and with available market data as to competitive compensation terms. Mr. King did not participate in any compensation deliberations of the Board, the Compensation Committee or the Stock Option Committee with respect to any of his compensation. The Committee considered this compensation package appropriate in view of Mr. King's effectiveness in management and cost-cutting measures of the Company in an unusually challenging global economic environment.

     INTERNAL REVENUE CODE SECTION 162(M) LIMITATION

     In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by
Section 162(m) of the Code and it is the Company's present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of
Section 162(m) of the Code.

     This report is provided by the following directors who constitute the Compensation Committee:

                            James P. Schadt, Chairman
                                 Dennis G. Sisco
                                 Mark C. Stevens

EXECUTIVE COMPENSATION

     The following table sets forth compensation paid or awarded for services rendered in all capacities to Mercator and its subsidiaries during 2000, 2001 and 2002 to: (i) Mercator's Chief Executive Officer during 2002, (ii) the Company's four other most highly compensated executive officers who were serving as executive officers during 2002, and (iii) two former executive officers of the Company (collectively, (i), (ii) and (iii) are referred to as the "Named Executive Officers"). This information includes base salaries and bonus awards, the dollar values of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights and has no long-term compensation benefits other than stock options.


SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                         ANNUAL COMPENSATION                     AWARDS
                                                 ---------------------------------------         ------           ALL OTHER
                                                                                               SECURITIES        COMPENSATION
                                                                            OTHER ANNUAL       UNDERLYING        ------------
NAME AND PRINCIPAL POSITION          YEAR (1)     SALARY      BONUS (2)     COMPENSATION         OPTIONS             (3)
---------------------------          --------     ------      ---------     ------------         -------             ---
Roy C. King                            2002      $410,192      $200,000      $     ----           300,000           $30,510
   Chairman of the Board of            2001       351,923          ----            ----         1,000,000            15,163
   Directors, Chief Executive          2000          ----          ----            ----              ----              ----
   Officer and President

Kenneth J. Hall                        2002      $307,500      $ 25,000      $     ----           300,000           $14,585
  Executive Vice President,            2001       126,923       137,500            ----           400,000               411
  Chief Financial Officer and          2000          ----          ----            ----              ----              ----
  Treasurer

Mark W. Register                       2002      $235,617      $ 52,495      $  304,116 (4)       300,000           $22,004
   Executive Vice President and        2001       181,270         7,203            ----            30,000              ----
   President, Worldwide Field          2000       108,887        86,112            ----            75,000              ----
   Operations

David S. Linthicum                     2002      $281,827      $100,000      $     ----           300,000           $15,613
   Executive Vice President,           2001       178,077          ----            ----           350,000               685
   Research and Development            2000          ----          ----            ----              ----              ----
   And Chief Technology
   Officer

Jill M. Donohoe                        2002      $231,058      $ 97,500      $     ----           200,000           $ 6,233
   Senior Vice President,              2001        43,269        50,000            ----           250,000               117
   Global Alliances and                2000          ----          ----            ----              ----              ----
   Corporate Development

Michael E. Wheeler                     2002      $244,269      $200,000      $     ----            50,000           $31,544
   Senior Vice President,              2001        52,885       100,000            ----           300,000               222
   Manufacturing, Retail and           2000          ----          ----            ----              ----              ----
   Distribution Industry
   Solution Unit (5)

Robert J. Farrell                      2002      $222,820      $150,000      $     ----            50,000           $ 3,233
   Senior Vice President, and          2001       103,846          ----            ----           300,000               360
   President, Americas (5)             2000          ----          ----            ----              ----              ----

--------------------

(1) Mr. King became Chief Executive Officer and President of the Company on January 16, 2001; Mr. Hall became Senior Vice President, Chief Financial Officer and Treasurer on July 9, 2001; Mr. Linthicum became Senior Vice President, Research and Development, and Chief Technology Officer on March 14, 2001; Ms. Donohoe became Senior Vice President, Global Alliances & Corporate Development on October 15, 2001; Mr. Wheeler became Senior Vice President, Product Intensive Enterprises on October 8, 2001; and Mr. Farrell became Senior Vice President and President, Americas on July 9, 2001. The amounts shown in the table for 2001 with respect to these officers are payments from such dates.
(2)  Bonus amounts are reported in the year paid.
(3) Includes: (a) Company matching 401(k) contributions for: (i) Mr. King of $5,683 and $5,481 for 2002 and 2001, respectively; (ii) Mr. Hall of $4,550 for 2002; (iii) Mr. Linthicum of $3,469 for 2002; (iv) Ms. Donohoe of $1,692 for 2002; and (v) Mr. Wheeler of $5,420 for 2002; (b) insurance and disability premiums and medical expense reimbursement for: (i) Mr. King of $24,827 and $9,682 for 2002 and 2001, respectively; (ii) Mr. Hall of $10,035 and $411 for 2002 and 2001, respectively; (iii) Mr. Linthicum of $12,144 and $685 for 2002 and 2001, respectively; (iv) Ms. Donohoe of $4,541 and $117 for 2002 and 2001, respectively; (v) Mr. Register of $1,750 for 2002; (vi) Mr. Wheeler of $5,740 and $222 for 2002 and 2001,
     respectively; and (vii) Mr. Farrell of $3,233 and $360 for 2002 and 2001, respectively; (c) payments for Mr. Register under the Australian Superannuation Plan of $20,197 and $57 for salary continuance insurance premium, both for 2002; and (d) severance for Mr. Wheeler of $20,384.
(4) Includes relocation and related expenses for overseas assignments of $105,407, relocation and related expenses for U.S. assignment of $41,486, income tax payments of $144,521, social security payments and a car allowance.
(5) Mr. Wheeler served until November 8, 2002 and Mr. Farrell served until August 21, 2002.


STOCK OPTION COMMITTEE REPORT

     In 2002, stock options were granted in accordance with the Company's 1997 Equity Incentive Plan to certain executive officers and key employees as incentives for them to become employees or to aid in their retention and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, in certain cases, to achieve equity within a peer group. The Stock Option Committee may grant stock options to retain executive officers and key employees in order to strive to increase the value of the Company's Common Stock. The number of shares subject to each stock option granted is within the discretion of the Stock Option Committee and is based on anticipated future contribution and ability to impact the Company's results, past performance or consistency within the grantee's peer group. In 2002, the Stock Option Committee considered these factors, as well as the number of unvested option shares held by the grantee as of the date of grant. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant.

     In 2002, the Stock Option Committee granted Mr. King, the Company's Chairman of the Board of Directors, Chief Executive Officer and President, 300,000 options. The primary basis for the Stock Option Committee's determinations to grant such stock options was to provide a significant incentive for him to enhance long-term stockholder value. The Stock Option Committee believes such grant reflected Mr. King's position, duties and responsibilities in the Company.

     This report is provided by the following directors who constitute the Stock Option Committee:

                            Mark C. Stevens, Chairman
                                 Dennis G. Sisco

     OPTION GRANTS IN 2002

     The following table sets forth information regarding option grants during 2002 pursuant to the Company's 1997 Equity Incentive Plan (the "1997 Plan") to each of the Named Executive Officers. The table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term, as required by applicable SEC rules. They do not represent the Company's estimate or projection of future common stock price or value.

                                                                                               POTENTIAL REALIZABLE
                                               PERCENTAGE                                        VALUE AT ASSUMED
                               NUMBER OF        OF TOTAL                                          ANNUAL RATES OF
                               SECURITIES        OPTIONS                                            STOCK PRICE
                               UNDERLYING      GRANTED TO       EXERCISE                           APPRECIATION
                                OPTIONS         EMPLOYEES      PRICE PER      EXPIRATION        FOR OPTION TERM (2)
NAME                          GRANTED (1)        IN 2002         SHARE           DATE            5%            10%
----                          -----------        -------         -----           ----            --            ---
Roy C. King                     300,000 (3)       4.6%           $8.89          1/2/12        $1,677,262   $4,250,511

David S. Linthicum              100,000 (4)       1.5%           $8.89          1/2/12        $  559,087   $1,416,837
                                200,000 (4)       3.1%           1.169        11/27/12           147,036      372,617

Kenneth J. Hall                 120,000 (4)       1.8%           $8.89          1/2/12        $  670,905   $1,700,204
                                180,000 (4)       2.7%            0.94        12/18/12           106,409      269,661

Jill M. Donohoe                  50,000 (4)       0.8%           $8.89          1/2/12        $  279,544   $  708,418
                                150,000 (4)       2.3%            0.94        12/18/12            88,674      224,718

Mark W. Register                 95,000 (4)       1.4%           $8.89          1/2/12        $  531,133   $1,345,995
                                100,000 (4)       1.5%            1.39         7/30/12            87,416      221,530
                                105,000 (4)       1.6%            0.94        12/18/12            62,072      157,302

Michael E. Wheeler               50,000 (4)       0.8%           $8.89          1/2/12        $  279,544   $  708,418

Robert J. Farrell                50,000 (4)       0.8%           $8.89          1/2/12        $  279,544   $  708,418

(1) The options shown in the table were granted at fair market value, are incentive stock options (to the extent permitted under the Code) and will expire ten years from the date of grant, subject to earlier termination upon termination of the optionee's employment.
(2) Potential realizable values are calculated based on the fair market value of the Company's common stock at the date of grant minus the exercise price.
(3)  These options vest 50% on each of 1/2/2005 and 1/2/2006.
(4) These options vest 25% on the date of grant and the remaining 75% quarterly thereafter for four years.

     AGGREGATE OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

     There were no option exercises by the Named Executive Officers during 2002. The following table consists of the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002 and indicates values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and $0.97 per share, which was the closing price of Mercator's common stock as reported on the Nasdaq National Market on December 31, 2002, the last day of trading for 2002. These values may not be realized.

                                                     NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED IN-THE-
                           SHARES                          UNEXERCISED OPTIONS                    MONEY OPTIONS
                        ACQUIRED ON      VALUE                 AT YEAR-END                         AT YEAR-END
         NAME             EXERCISE     REALIZED       EXERCISABLE      UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
         ----             --------     --------       -----------      -------------        -----------   -------------
Roy C. King                 ----         ----           750,000            550,000             $ ----         $ ----

David S. Linthicum          ----         ----           266,960            383,040               ----           ----

Kenneth J. Hall             ----         ----           299,025            400,975              1,350          4,050

                                                     NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED IN-THE-
                           SHARES                          UNEXERCISED OPTIONS                    MONEY OPTIONS
                        ACQUIRED ON      VALUE                 AT YEAR-END                         AT YEAR-END
         NAME             EXERCISE     REALIZED       EXERCISABLE      UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
         ----             --------     --------       -----------      -------------        -----------   -------------
Jill M. Donohoe             ----         ----           166,404            283,596              1,125          3,375

Mark W. Register            ----         ----           145,389            259,611                788          2,363

Michael E. Wheeler          ----         ----           150,777               ----               ----           ----

Robert J. Farrell           ----         ----           129,686               ----               ----           ----

                       COMPENSATION AND OTHER INFORMATION
                   CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

NAME                        AGE      POSITION IN THE COMPANY
----                        ---      -----------------------
Roy C. King                 49       Chairman of the Board, Chief Executive Officer and President
Michael J. Collins          39       Senior Vice President, Chief Marketing Officer
Jill M. Donohoe             33       Senior Vice President, Global Alliances and Corporate
                                       Development
David L. Goret              39       Senior Vice President, General Counsel and Secretary
Kenneth J. Hall             45       Executive Vice President, Chief Financial Officer and Treasurer
Gerald E. Klein             54       Vice President, Americas, and Assistant Secretary
David S. Linthicum          40       Executive Vice President, Research and Development, and Chief
                                       Technology Officer
Mark W. Register            40       Executive Vice President and President, Worldwide Field
                                       Operations
Ronald R. Smith             56       Senior Vice President and Chief Administrative Officer
Thracy P. Varvoglis         54       Senior Vice President, Financial Services Industry Solutions Group

     Roy C. King was elected Chief Executive Officer, President and a Director in January 2001 and Chairman of the Board in March 2001. Prior to joining Mercator, Mr. King was President and CEO of Immedient Corporation, an e-business solutions company, from May 2000 through November 2000. He previously spent seven years at IBM, a multinational computer hardware and software company, most recently serving as its General Manager, Consulting and Integration Services, Europe, Middle East and Africa. Mr. King received a BS from Iowa State University and an MBA from Harvard University.

     Michael J. Collins has been Senior Vice President and Chief Marketing Officer since August 2002. From August 2001 to August 2002, Mr. Collins was Senior Vice President and Chief Marketing Officer at Xchange, Inc., a provider of customer relationship management solutions. From February 2000 to May 2001, he was Senior Vice President and Chief Marketing Officer at Metiom, Inc., a web site company providing group purchasing power to small business owners, and from August 1997 to February 2000, he was Vice President, Worldwide Corporate Marketing at Saga Software, Inc., a provider of enterprise systems software. Mr. Collins received a BA from Rowan University.

     Jill M. Donohoe has been Senior Vice President, Global Alliances and Corporate Development since October 2001. From June 2000 to October 2001, Ms. Donohoe was a Vice President at the investment banking firm, MAST Services, LLC, a Monitor Group Company. From June 1999 to June 2000, she was Executive Vice President, Business Development at Rxcentric, Inc., an eHealth start-up that focused on eDetailing and online marketing/education for pharmaceutical companies. From September 1998 to June 1999, she was a Global Client Partner at iXL Inc., an information technology services company. Prior to that, Ms. Donohoe was the Senior Director of Business Development at Larry Miller Productions, a marketing, communications and internet solutions company that was acquired by iXL. Ms. Donohoe received a BA from Providence College.

     David L. Goret became Senior Vice President, General Counsel and Secretary in September 2002. Prior to joining Mercator, from April 2000 to August 2002, he was Executive Vice President, Administration and General

Counsel of Hawk Holdings, a technology holding company. From January 1999 to April 2000, Mr. Goret was Vice President, Internet & Multimedia Law at Qwest Internet Solutions, a wholly-owned subsidiary of Qwest Communications, a telecommunications company, and from February 1996 to December 1998, he was Vice President, General Counsel at Icon CMT Corp., an Internet solutions provider, which was acquired by Qwest in 1998. Mr. Goret received a BA from Duke University and a JD from University of Michigan Law School.

     Kenneth J. Hall became Senior Vice President, Chief Financial Officer and Treasurer in July 2001. In December 2001, he was promoted to his current position of Executive Vice President, Chief Financial Officer and Treasurer. From April 2000 to June 2001, Mr. Hall worked as an independent consultant advising companies on strategic and financial matters. From July 1999 to March 2000, Mr. Hall was Executive Vice President and Chief Financial Officer at Onsite Access, Inc., an early stage broadband communications company. OnSite Access filed for bankruptcy protection under Chapter 11 of the Federal bankruptcy laws in May 2001. From March 1997 to December 1998, he was Senior Vice President, Chief Financial Officer and Treasurer at Icon CMT Corp. until its acquisition by Qwest Communications International Inc., and he served in the same capacity at Qwest Internet Solutions, Inc., a successor-in-interest to Icon CMT Corp. and wholly-owned subsidiary of Qwest Communications International, Inc. until April 1999. Mr. Hall received a BS from Lehigh University and an MBA from Golden Gate University.

     Gerald E. Klein became General Counsel, Americas and Assistant Secretary in September 2002. He was General Counsel, Americas and Secretary in August 2000 and became Vice President, Americas in May 2001. For seven years prior thereto, Mr. Klein was Purchasing and Credit Counsel at Union Carbide Corporation, a multinational chemical company. Mr. Klein received a BA from Brooklyn College and a JD from New York University.

     David S. Linthicum became Senior Vice President, Software Development and Chief Technology Officer in March 2001. In December 2001, he was promoted to his current position of Executive Vice President, Research and Development and Chief Technology Officer. From December 1997 to February 2001, Mr. Linthicum was Chief Technology Officer of SAGA Software, Inc., a provider of enterprise systems software. Mr. Linthicum has a BS from George Mason University.

     Mark W. Register became Vice President, Asia Pacific in June 2000. He was promoted to President, Asia Pacific in January 2001, and was promoted to Executive Vice President & President, Worldwide Field Operations in October 2001. He was Vice President, Application Services of Computer Sciences Corporation (Australia), an information technology services company, from January 2000 to June 2000. Prior to Computer Sciences Corporation, he was at GE Capital, IT Solutions from April 1994 to January 2000 in a number of senior roles, serving as General Manager, Systems Integration and Managed Services, from January 1999 until December 1999. Prior to that, he was Integration and Quality leader for GE Capital IT Solutions from August 1999 through November 1999 and the General Manager of GE Capital IT Solutions' Eastern region from January 1998 through July 1999. Mr. Register graduated from Curtin University of Technology in Perth Western Australia and attended Auckland Institute of Technology (formerly Auckland Technical Institute).

     Ronald R. Smith served as an operations consultant for Mercator from February 2001 through June 2001 before being appointed Mercator's Vice President, Global Operations in June 2001. In January 2002, he was promoted to Senior Vice President and Chief Administrative Officer. From March 2000 until February 2001, Mr. Smith taught leadership development at Northwood University. From January 1995 to March 2000, Mr. Smith was a Business Operations Manager at IBM Corp. Mr. Smith received a BS from Youngstown State University.

     Thracy P. Varvoglis has been Senior Vice President, Financial Services Industry Solutions Group since August 2002. He joined Mercator as Vice President, Financial Solutions in March 2002. From March 2001 to March 2002, Mr. Varvoglis was a Vice President at Compaq. From September 1992 to March 2001, he was a Vice President for IBM's Global Services Division. Mr. Varvoglis received a BEE from Pratt Institute and an MEE from Stevens Institute.

     COMPENSATION AGREEMENTS

     The Company has entered into agreements with the Named Executive Officers as described below:

     Mr. King's agreement provides for an annual base salary of $375,000 and an option grant to purchase an aggregate of 1,000,000 shares of common stock, 250,000 shares of which were granted upon commencement of employment and 750,000 shares of which were issued on May 17, 2001. Mr. King currently receives an annual base salary of $400,000. The term of the agreement is five years commencing January 16, 2001. Mr. King shall be eligible to receive an annual operational bonus equal to 100% of his base salary upon achievement of certain profit and revenue targets. Mr. King is also eligible to receive an annual strategic bonus equal to 100% of his base salary upon achievement of certain strategic initiatives as set by the Compensation Committee at the beginning of each year. As a condition to receive the strategic bonus, Mr. King must achieve the minimum performance under the operational bonus. If Mr. King is terminated without cause or if he leaves with good reason, he will be entitled to receive unpaid salary through the termination date, severance compensation of 18 months base salary, a bonus amount equal to his operational bonus pro rated through the termination date, a bonus equal to 150% of his annual operational bonus payable during the 18 month severance period and 18 months of eligible benefits. Upon any such termination, stock options already vested shall remain vested and exercisable for the remainder of their originally stated term up to the maximum extension permitted by the 1997 Equity Incentive Plan, and any options to become vested within 18 months of the termination date shall vest and remain vested and exercisable for the remainder of their originally stated terms up to the maximum extension permitted by such Plan. Mr. King receives term life insurance valued at $3,050,000, with premiums paid by the Company. Upon the constructive termination of Mr. King's employment within one year of a change of control, Mr. King will receive the same payments and benefits as if he were terminated without cause, however, he will receive such payments and benefits for a three year period. Also, upon a change of control, Mr. King is eligible to receive certain additional benefits. See "Change of Control Plan," infra.

     Mr. Hall's agreement provides for an annual base salary of $275,000 and an option grant to purchase an aggregate of 400,000 shares of common stock. Mr. Hall currently receives an annual base salary of $300,000. Mr. Hall is eligible for a target bonus of 100% of his base salary, with a payout range of 0% to 300% of his base salary based upon meeting certain corporate performance and goals. If Mr. Hall is terminated for any reason other than for cause, the agreement provides for severance of twelve months' salary plus a bonus at 100% of his then base salary, and twelve months of continued eligible benefits and other executive perquisites. Mr. Hall is entitled to receive term life insurance valued at $1,000,000 paid by the Company. Upon a change of control, Mr. Hall is eligible to receive certain benefits. See "Change of Control Plan," infra.

     Mr. Linthicum's agreement provides for an annual base salary of $200,000 and an option grant to purchase an aggregate of 250,000 shares of common stock. Mr. Linthicum currently receives an annual base salary of $275,000. He is eligible for a target bonus of 100% of his base salary with a payout range of 0% to 300% of his base salary based upon meeting certain corporate performance and goals. If Mr. Linthicum is terminated for any reason other than for cause, the agreement provides for severance of twelve months' salary, medical insurance and other executive perquisites. Mr. Linthicum is entitled to receive term life insurance valued at $1,150,000 paid by the Company. Upon a change of control, Mr. Linthicum is eligible to receive certain benefits. See "Change of Control Plan," infra.

     Ms. Donohoe's agreement provides for an annual base salary of $225,000 and an option grant to purchase an aggregate of 250,000 shares of common stock. Ms. Donohoe received a sign-on bonus of $100,000. Ms. Donohoe is eligible for a target bonus of 100% of her base salary, with a payout range of 0% to 300% of her base salary based upon meeting certain corporate and business unit performance goals. If Ms. Donohoe is terminated for any reason other than for cause, her agreement provides for severance of salary, executive benefits for medical insurance and other executive perquisites for twelve months. Ms. Donohoe is entitled to receive term life insurance valued at $500,000 paid by the Company. Upon a change of control, Ms. Donohoe is eligible to receive certain benefits. See "Change of Control Plan," infra.

     Mr. Register's agreement provides for an annual base salary of $225,000. Mr. Register currently receives an annual base salary of $250,000. He is eligible for a target bonus of 100% of base salary with a payout range of 0% to 300% of his base salary based upon meeting operational and strategic results. Mr. Register was on an assignment in Germany and as such received paid benefits including housing, education for family members, relocation expenses and certain tax equalization payments. Mr. Register is now on a two-year assignment in the United States as of August 1, 2002. If Mr. Register is terminated for any reason other than for cause before the completion of his U.S. assignment, his agreement provides for severance equal to twelve month's base salary and certain relocation benefits. Mr. Register is entitled to receive term life insurance valued at approximately $500,000 paid by the Company. Upon a change of control, Mr. Register is eligible to receive certain benefits. See "Change of Control Plan," infra.

     Mr. Wheeler's agreement provides for an annual base salary of $250,000 and an option grant to purchase an aggregate of 300,000 shares of common stock. In 2001, Mr. Wheeler received a sign-on bonus of $100,000. Mr. Wheeler left the Company on November 8, 2002 with an annual salary of $265,000. Mr. Wheeler is receiving severance payments equal to his annual salary and continued medical, dental and MERP benefits under COBRA for a period of twelve months from his termination date.

     Mr. Farrell's agreement provides for an annual base salary of $225,000 and an option grant to purchase an aggregate of 200,000 shares of common stock. Mr. Farrell left the Company on August 21, 2002. Mr. Farrell's vested option expiration date was extended until February 28, 2003. Mr. Farrell received two month's base salary at termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Schadt, a member of the Company's Compensation Committee, was a former officer of the Company, the interim Chairman and Chief Executive Officer of the Company from November 2000 to May 2001. Messrs. Sisco and Stevens, who are also members of the Compensation Committee, have no interlocking relationships as defined by the SEC.

DIRECTOR COMPENSATION

     The Company reimburses its Directors for reasonable expenses associated with their attendance at Board and committee meetings. Directors who are not employees also receive cash compensation as follows: (a) an annual retainer of $15,000, (b) $1,500 per Board meeting attended, and (c) $500 per committee meeting attended. Directors are eligible to participate in the Company's 1997 Directors Stock Option Plan (the "Directors Plan") and the 1997 Equity Incentive Plan (the "1997 Plan"). In December 2002, the Board of Directors revised the annual option grant compensation to: (a) 50,000 options as an initial grant for new Directors, (b) 20,000 options each year for continuing directors, and (c) 3,000 option grants for chairpersons of the Board committees. This revision had the effect of increasing the annual grant by 10,000 options retroactive to the 2002 grants and then the Board accelerated the 2003 grant to be issued in December 2002 thereby giving each continuing director a total of 30,000 options in December 2002. During 2002, the following stock options to purchase shares of the Company's common stock were granted to non-employee directors under the Directors Plan and the 1997 Plan: Constance Galley received an option grant under the Directors Plan to purchase 10,000 shares at an exercise price of $1.50 per share and an option grant under the 1997 Plan to purchase 30,000 shares at an exercise price of $0.94 per share; Ernest Keet received an option grant under the Directors Plan to purchase 10,000 shares at an exercise price of $1.50 and an option grant under the 1997 Plan to purchase 30,000 shares at an exercise price of $0.94 per share; Michael Lehman received three option grants under the Directors Plan to purchase a total of 73,000 shares at an exercise price of $3.60 and $1.50, respectively, and an option grant under the 1997 Plan to purchase 30,000 shares at an exercise price of $0.94 per share; James Schadt received two option grants under the Directors Plan to purchase a total of 13,000 shares at an exercise price of $1.50 per share and an option grant under the 1997 Plan to purchase 30,000 shares at an exercise price of $0.94 per share; Dennis Sisco received an option grant under the Directors Plan to purchase 10,000 shares at an exercise price of $1.50 per share and an option grant under the 1997 Plan to purchase 30,000 shares at an exercise price of $0.94 per share; and Mark Stevens received two option grants under the Directors Plan to purchase a total of 13,000 shares at an exercise price of $1.50 per share and an option grant under the 1997 Plan to purchase 30,000 shares at an exercise price of $0.94 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 2000, the Company entered into a license agreement with Harvard Pilgrim Health Care ("Harvard Pilgrim"). Harvard Pilgrim paid an annual maintenance fee in 2002 of $84,150, which is comparable to the Company's regular charges to its unaffiliated customers. The chief executive officer of Harvard Pilgrim is Mr. Schadt's son-in-law.

CHANGE OF CONTROL PLAN

     In December 2001, the Compensation Committee of the Board adopted a Change of Control Protection Plan. Such plan provides that, upon a change of control as defined below, (a) the Chief Executive Officer, Chief Financial Officer and Chief Technology Officer will receive (i) full acceleration of unvested options, and (ii) in the event of constructive termination, as defined below, within one year of the change in control, pro-ration of year-to-date annual bonus, eighteen months severance (salary and target bonus) and continued benefits for eighteen months (pursuant to his employment agreement, the Chief Executive Officer will receive three years severance (salary and target bonus) and benefits); (b) Senior Vice Presidents, and certain selected Vice Presidents, will receive (i) 50% acceleration of unvested stock options, and (ii) if constructively terminated within one year of the change of control, full acceleration of unvested stock options, pro-ration of year to date annual bonus, 12 months severance (salary and target bonus) and benefits; (c) all other employees will receive (i) one year acceleration of unvested stock options, and (ii) if constructively terminated within six months, full acceleration of unvested stock options. "Change of Control" is defined in the plan as having occurred if: (a) any "person," (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than a trustee or other fiduciary holding shares under an employee benefit plan of the Company, or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions, becomes after the date hereof the beneficial owner (as defined in Rule 13d-3 under Exchange Act), directly or indirectly, of securities of Mercator representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding shares; (b) the composition of the Board changes such that individuals who on November 13, 2001 constituted the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (c) substantially all the assets of the Company are disposed of by the Company pursuant to a merger, consolidation, partial or complete liquidation, a sale of assets (including stock of a subsidiary) or otherwise, but not including a reincorporation or similar transaction resulting in a change only in the form of ownership of such assets, or (d) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, fifty percent (50%) or less of the voting stock of the combined company. "Constructive Termination" is defined as the occurrence of any of the following, without employee's written consent: (i) a significant diminution of, or the assignment to the employee of any duties inconsistent with the employee's title, status, duties or responsibilities, (ii) a reduction in annual base salary, target bonus or fringe benefit which by itself or in the aggregate is material to employee's compensation, (iii) the relocation of employee's office more than fifty miles from the employee's current location, or (iv) the failure to obtain the written assumption of employee's employment agreement by any successor to all or substantially all of the Company's assets or business within thirty days after a merger, consolidation, sale or a change of control.

COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.


     The graph below compares the cumulative total stockholder return on the common stock of the Company from July 3, 1997 to December 31, 2002 with the cumulative total return on the Nasdaq Stock Market--U.S. Index, the J.P. Morgan H&Q Index ("H&Q Index") and the RDG Software Composite ("RDG Index") over the same period (assuming the investment of $100 in the common stock of Company and in each of the other indices on July 3, 1997, and reinvestment of all dividends, if any). The Company used the H&Q Index as its published line of business index in preparing this performance graph until J.P. Morgan stopped publishing the H&Q Index effective February 2002. The H&Q Index has been replaced by the RDG Index, which is similar in components to the H&Q Index.

                              [PERFORMANCE GRAPH]



                                                                  Cumulative Total Return
                                          ----------------------------------------------------------------------
                                             7/3/97     12/97     12/98     12/99     12/00     12/01     12/02

MERCATOR SOFTWARE INC                        100.00    105.56    531.94   1258.33    119.44    185.78     21.56
NASDAQ STOCK MARKET (U.S.)                   100.00    109.46    154.33    286.22    172.31    136.70     94.49
JP MORGAN H & Q COMPUTER SOFTWARE            100.00    111.56    145.74    331.59    247.91    162.20
RDG SOFTWARE COMPOSITE                       100.00    105.91    191.56    400.00    224.25    189.13    131.62

     PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Company has selected KPMG LLP ("KPMG") as its independent accountants to perform the audit of the Company's financial statements for 2003, and the stockholders are being asked to ratify such selection. KPMG was engaged as the Company's independent accountants for the year ended December 31, 2002. Representatives of KPMG will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal is required to approve the ratification of selection of independent accountants.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                          OF THE SELECTION OF KPMG LLP.

                         STOCKHOLDER PROPOSALS FOR 2004

PROXY STATEMENT PROPOSALS

     Under the rules of the SEC, proposals of stockholders intended for inclusion in the proxy statement to be furnished by Mercator to stockholders entitled to vote at its 2004 Annual Meeting must be received at the Company's principal executive offices no later than December 16, 2003.

OTHER PROPOSALS

     The Company's By-laws provide that any proposals that are not included in the proxy statement, to be eligible for consideration at the 2004 Annual Meeting of the Company, must be received at the Company's principal executive offices not later than the close of business on March 15, 2004 nor earlier than the close of business on February 14, 2004. The proposal must also comply with the other procedural requirements set forth in the Company's By-laws, a copy of which may be obtained from the Company. It is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all forms under Section 16(a). Based solely on its review of the copies of such forms furnished to the Company and written representations from the officers and directors of the Company, to the Company's knowledge, all such filings were made on a timely basis, except the November 27, 2002 Form 4 for David S. Linthicum, which was due on December 2, 2002, was filed on December 6, 2002; and the December 18, 2002 Form 4's for Constance F. Galley, Ernest E. Keet, James P. Schadt, Michael E. Lehman, Dennis
G. Sisco, Mark C. Stevens, Roy C. King, David L. Goret, Gerald E. Klein, Gregory
G. O'Brien, Kenneth J. Hall, Jill M. Donohoe, Michael J. Collins, Mark W. Register, Ronald R. Smith and Thracy P. Varvoglis, which were due on December 20, 2002, were filed on December 23, 2002.

                      METHOD AND COST OF PROXY SOLICITATION

     Proxies may be solicited without additional compensation by all directors and such officers of the Company listed on Appendix A by e-mail, the internet, web page, telephone, facsimile, telegram, in person or otherwise. Appendix A sets forth certain information relating to such persons who will be soliciting proxies on the Company's behalf (the "Participants").

     The Company will bear all costs related to the solicitation of proxies pursuant to this Proxy Statement, including the preparation, printing and mailing of proxy materials. The Company has spent approximately $50,000 thus far in connection with the solicitation of proxies and estimates that it will spend a total of $350,000 beyond what it would normally spend for the solicitation of proxies in connection with an annual meeting.

     The Company has retained D.F. King & Co., Inc. to assist in soliciting proxies. D.F. King & Co., Inc. will employ approximately 40 people in connection with the solicitation, at an approximate aggregate cost of $125,000.

     The Company requests that banks, brokers and other custodians, nominees and fiduciaries forward proxy materials to the beneficial owners of the Company's Company Stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with SEC rules.

     YOUR VOTE AT THIS YEAR'S ANNUAL MEETING IS ESPECIALLY IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.

     WE URGE YOU NOT TO SIGN OR RETURN ANY PROXY CARD THAT MAY BE SENT TO YOU BY SSH/BROKEN ARROW, EVEN AS A PROTEST VOTE AGAINST SSH/BROKEN ARROW. If you previously voted on an SSH/Broken Arrow BLUE proxy card, you have every legal right to change your vote. You can do so simply by signing, dating and returning the enclosed WHITE proxy card. A person giving any proxy has the power to revoke it (whether such proxy was solicited by the Board of Directors or by SSH/Broken Arrow) at any time before the voting by submitting to the Company or to SSH/Broken Arrow a written revocation or duly executed proxy card bearing a later date. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT. Please refer to "What if I want to revoke my Proxy?" on page 3 for a discussion of how to revoke your proxy.

                           FORWARD LOOKING STATEMENTS

     Statements made by the Company in this Proxy Statement that are not strictly historical facts are "forward looking" statements that are based on current expectations about the markets in which the Company does business and assumptions made by management. Such statements should be considered as subject to risks and uncertainties that exist in the Company's operations and business environment and could render actual outcomes and results materially different than predicted. For a description of some of the factors and uncertainties which could cause actual results to differ, reference is made to the section entitled "Risk Factors" in the Company's 2002 Annual Report on Form 10-K.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting (other than a proposal by SSH/Broken Arrow to repeal any amendments to the Company's By-laws adopted on or after March 14, 2003 -- however, since the Board does not intend to make any such amendments to the By-laws, the Company does not expect that such proposal by SSH/Broken Arrow will be presented at the Meeting). As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     Stockholders are urged to sign, date and return the enclosed WHITE proxy in the enclosed return envelope. Prompt response is helpful, and your cooperation will be appreciated.

     Stockholders may obtain without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Requests should be directed to Mercator Software, Inc., 45 Danbury Road, Wilton, Connecticut 06897, Attn.: Stockholder Relations or:

                              D.F. King & Co., Inc.
                                 48 Wall Street
                            New York, New York 10005
                            (212) 269-5550 (Collect)
                                       or
                 (800) 431-9642 (Toll Free in the United States)


Dated:  April   , 2003

                                    IMPORTANT

     If your shares of common stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a WHITE proxy card with respect to your shares and only upon specific instructions from you. Please contact the person responsible for your account and give instructions for a WHITE proxy card to be signed representing your shares of the Company's common stock. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to the Company's proxy solicitor, D.F. King & Co., Inc., at the address indicated below so that D.F. King & Co., Inc. can attempt to ensure that your instructions are followed.

     If you have any questions about executing your proxy or require assistance, please contact:

                              D.F. King & Co., Inc.
                                 48 Wall Street
                            New York, New York 10005
                            (212) 269-5550 (Collect)
                                       or
                 (800) 431-9642 (Toll Free in the United States)

                                   APPENDIX A

             INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

     Under applicable SEC regulations, the members of the Board of Directors and certain executive officers of Mercator may be deemed to be "participants" in the Company's solicitation of proxies from the Company's stockholders to vote in favor of the election of the directors nominated by the Board, and ratification of the Board's appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

     Set forth below with respect to each participant are his or her name, principal occupation or employment, business address, the number of shares of the Company's common stock beneficially owned and additional information concerning transactions in shares of common stock of the Company during the past two years.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The name and principal occupation of each of the Company's directors, all of whom are participants in the Company's solicitation of proxies in connection with its 2003 Annual Meeting, are set forth under "Proposal 1--Election of Directors" in this proxy statement. Additionally, Jill M. Donohoe, David L. Goret, Kenneth J. Hall and Mark W. Register, all of whom are executive officers of Mercator, may also be deemed to be participants in the Company's solicitation of proxies in connection with its 2003 Annual Meeting. The principal occupation of each of these executive officers is set forth in the proxy statement under "Proposal 1 - Election of Directors - Compensation and Other Information Concerning Executive Officers and Directors." The business address for each of the directors and for each of these executive officers is 45 Danbury Road, Wilton, Connecticut 06897.

                         INFORMATION REGARDING OWNERSHIP
                   OF THE COMPANY'S SECURITIES BY PARTICIPANTS

     None of the participants owns any of the Company's common stock of record but not beneficially. The number of shares of the Company's common stock held by the directors and the named executive officers (other than David L. Goret) is set forth under the "Security Ownership of Certain Beneficial Owners and Management" section of this proxy statement. As of April 7, 2003, David L. Goret beneficially owned 47,734 shares of the Company's common stock.

                       INFORMATION REGARDING TRANSACTIONS
                   IN THE COMPANY'S SECURITIES BY PARTICIPANTS

     The following table sets forth purchases and sales of shares of the Company's common stock by the participants listed below during the past two years. Unless otherwise indicated, all transactions were made in the public market.

                                                   Number of Shares of Common Stock, or
                                                   Options to purchase shares of Common
             Name                    Date            Stock, Acquired or (Disposed Of)                 Notes
             ----                    ----            --------------------------------                 -----

DIRECTORS:
Roy C. King                         1/16/2001                     250,000                             (1)
                                     1/2/2002                     300,000                             (1)
                                     5/9/2001                      15,500                             (2)
                                    5/17/2001                     750,000                             (1)
                                    7/31/2001                       2,312                             (4)
                                    1/31/2002                       6,674                             (4)
                                    7/31/2002                       4,055                             (4)
                                    11/4/2002                      15,700                             (2)
                                    11/5/2002                      14,600                             (2)

                                                   Number of Shares of Common Stock, or
                                                   Options to purchase shares of Common
             Name                    Date            Stock, Acquired or (Disposed Of)                 Notes
             ----                    ----            --------------------------------                 -----
                                     1/2/2003                     300,000                             (1)
                                    1/31/2003                      19,686                             (4)

James P. Schadt                     8/15/2001                      33,000                             (1)
                                    8/15/2002                      13,000                             (1)
                                   12/18/2002                      30,000                             (1)

Constance F. Galley                  5/8/2001                     (84,500)                            (6)
                                    8/15/2001                      50,000                             (1)
                                     5/3/2002                      50,010                             (7)
                                    8/15/2002                      10,000                             (1)
                                   11/29/2002                      (3,000)                            (5)
                                   12/18/2002                      30,000                             (1)
                                    2/28/2003                       3,922                             (3)

Ernest E. Keet                      8/15/2001                      30,000                             (1)
                                    11/2/2001                     776,695                             (5)
                                    11/2/2001                    (804,768)                            (5)
                                    8/15/2002                      10,000                             (1)
                                   12/18/2002                      30,000                             (1)

Michael E. Lehman                   4/12/2002                      70,000                             (1)
                                    8/15/2002                       3,000                             (1)
                                   12/18/2002                      30,000                             (1)

Dennis G. Sisco                     8/15/2001                      30,000                             (1)
                                    8/15/2002                      10,000                             (1)
                                   12/18/2002                      30,000                             (1)

Mark C. Stevens                     8/15/2001                      13,000                             (1)
                                    8/15/2002                      13,000                             (1)
                                   12/18/2002                      30,000                             (1)
EXECUTIVE OFFICERS:

Jill M. Donohoe                    10/15/2001                     250,000                             (1)
                                     1/2/2002                      50,000                             (1)
                                   12/18/2002                     150,000                             (1)

David L. Goret                       9/3/2002                     100,000                             (1)
                                   12/18/2002                      45,000                             (1)

Kenneth J. Hall                      7/9/2001                     400,000                             (1)
                                     1/2/2002                     120,000                             (1)
                                    1/31/2002                      10,166                             (4)
                                    7/13/2002                      11,293                             (4)
                                   12/18/2002                     180,000                             (1)
                                     1/2/2003                      70,000                             (1)
                                    1/31/2003                       4,674                             (4)

                                                   Number of Shares of Common Stock, or
                                                   Options to purchase shares of Common
             Name                    Date            Stock, Acquired or (Disposed Of)                 Notes
             ----                    ----            --------------------------------                 -----
Mark W. Register                    7/31/2001                         786                             (4)
                                    9/26/2001                      30,000                             (1)
                                     1/2/2002                      95,000                             (1)
                                    1/31/2002                       2,565                             (4)
                                    7/30/2002                     100,000                             (1)
                                    7/31/2002                       4,800                             (4)
                                   12/18/2002                     105,000                             (1)
                                     1/2/2003                     145,000                             (1)
                                    1/31/2003                       2,886                             (4)

--------------------
(1)  Grant of stock option.
(2)  Open market purchase.
(3)  Exercise of stock option.
(4)  Purchase under the Company's Employee Stock Purchase Plan.
(5)  Received or (granted ) shares as a gift.
(6)  Open market sale.
(7)  Exercise of warrant.


                MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

     Except as described in this Appendix A or in the proxy statement, to the best knowledge of the Company, none of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates") (i) directly or indirectly beneficially owns any shares of the Company's Common Stock or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this Appendix A or in this proxy statement, to the best knowledge of the Company, no participant or Participant Affiliate is either a party to any transaction or series of transactions since the beginning of the Company's last fiscal year, or has knowledge of any currently proposed transaction or series of transactions,
(i) in which the Company or any of its subsidiaries was or is to be a party,
(ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or Participant Affiliate had or will have, a direct or indirect material interest. Except as described in this Appendix A or in the proxy statement, to the knowledge of the Company, no participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2003 Annual Meeting of Stockholders. To the knowledge of the Company, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or in the proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.


                                                 FORM OF PROXY CARD
                                                 ------------------

                                              MERCATOR SOFTWARE, INC.

                                   PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints Roy C. King and David L. Goret, and each of them, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse hereof, all shares of Common
Stock of Mercator Software, Inc. (the "Company") held of record by the undersigned on April 7, 2003, at the Annual
Meeting of Stockholders to be held on May 14, 2003, or any adjournment thereof, upon all such matters as may properly come before the Meeting.

|X|  Please mark your votes
     as in this example.
                                    |_|     FOR                        |_|      WITHHOLD AUTHORITY
                                            all nominees                        to vote for all
                                            listed (except as                   nominees
                                            marked to the                       listed
                                            contrary below)

1.       ELECTION OF DIRECTORS

Instruction:  To withhold authority to                   NOMINEES:
vote for any individual nominee, write that              Constance F. Galley
nominee's name in the space provided.                    Ernest E. Keet
                                                         Roy C. King
____________________________                             Michael E. Lehman
                                                         James P. Schadt
                                                         Dennis G. Sisco
                                                         Mark C. Stevens

                           (THE PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)

                                          PLEASE DATE, SIGN AND MAIL YOUR
                                        PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             MERCATOR SOFTWARE, INC.
                                  MAY 14, 2003


(Please detach and mail in the envelope provided)

2. RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                           FOR            AGAINST             ABSTAIN
                           |_|              |_|                 |_|

         (The Board of Directors recommends a vote "FOR" approval.)

3. IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED; IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, AND 3.

         Stockholders are urged to date, mark, sign and return this proxy promptly in the envelope provided, which requires no postage if mailed within the United States.

|_| If you plan to attend the Annual Meeting, place an X in this box.

SIGNATURE:                                                    DATE:
          --------------------------------------------------       -------------
SIGNATURE:                                                    DATE:
          --------------------------------------------------       -------------

NOTE: Please sign exactly as name or names appear on stock certificate as indicated hereon. Joint owners each should sign. When signing as an attorney, executor, administrator or guardian, please give full title as such.

         If you have any questions, or need assistance voting, please contact D.F. King & Co., Inc., which is assisting us in the solicitation or proxies, toll-free at 1-800-431-9642.

                                        1